Exhibit 1.02

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

SELLING AGENT AGREEMENT

Dated September 22, 2010

Uhlmann Price Securities, LLC

141 West Jackson Boulevard

Suite 1340A

Chicago, Illinois 60604

Ladies and Gentlemen:

Rogers International Raw Materials Fund, L.P., an Illinois limited partnership (the “Partnership”), whose general partner is Beeland Management Company, L.L.C. (the “General Partner”), hereby confirms its agreement with Uhlmann Price Securities, LLC (“Uhlmann Price Securities,” “Agent” or “you”), as follows:

Introductory

The Partnership is offering (the “Offering”) for sale up to $150,000,000 of Series B units of limited partnership (the “Units”). It is acknowledged that the General Partner may, in its sole discretion, regardless of any priorities or preferences, accept or reject subscriptions in whole or in part in the Offering and terminate the Offering at any time. Subscriptions become irrevocable five (5) days after Submission to Agent.

Units are being offered for sale in a continuing offering (the “Continuing Offering”) at monthly closings (each, a “Closing”), the initial closing to held on the last day of the month during which a Unit is first sold, at the price per Unit described in the Prospectus (defined below), and, thereafter to be held on the last day of each month at a price per Unit equal to 100% of the Net Asset Value, as defined in the Partnership’s agreement of limited partnership (the “Limited Partnership Agreement”), as of the close of business on the date of such monthly Closing.

The minimum initial subscription for an investor is $5,000.

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-166849) containing a prospectus relating to the Offering for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”). The Registration Statement, as amended and as declared effective by the Commission, is hereinafter referred to as the “Registration Statement,” provided, however, that if the Partnership files a subsequent registration statement, upon effectiveness of such subsequent registration statement, the term “Registration Statement” shall refer to the registration statement then in effect. The prospectus on file with the Commission at the time the Registration Statement initially becomes effective is hereinafter called the “Prospectus,” except that if the Partnership files a Prospectus pursuant to Rule 424 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, or if the Partnership files an amendment to the Registration Statement subsequent to the time it initially becomes effective and such amendment contains a Prospectus which differs from the Prospectus on file at the time the Registration Statement initially becomes effective, the term “Prospectus” refers to the Prospectus filed pursuant to Rule 424 or contained in such amendment to the Registration Statement from and after the time said Prospectus is filed with or transmitted to the Commission for filing.

Any terms not expressly defined herein have the same definition and meaning as is set forth in the Prospectus.

SECTION 1. Appointment of Agent

Subject to the terms and conditions herein set forth, the Partnership hereby appoints Uhlmann Price Securities as its exclusive marketing agent to consult with and advise the Partnership, and, on a “best efforts” basis, to assist the Partnership with the solicitations of subscriptions for Units in connection with the Partnership’s offering of the Units in the Offering and any subsequent offerings unless this Agreement is terminated as set forth in Section 10 hereof. Agent will offer and sell Units in compliance with the requirements set forth in the Registration Statement, the Prospectus, the Subscription Agreement and this Agreement.

On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, Uhlmann Price Securities accepts such appointment and agrees to consult with and advise the Partnership as to matters relating to the Offering and agrees to use its best efforts to solicit subscriptions for Units in accordance with this Agreement; provided, however, that the Agent will not be responsible for obtaining subscriptions for any specific number of Units, will not be required to purchase any Units and will not be obligated to take any action which is inconsistent with all applicable laws, regulations, decisions or orders or decrees, directives, agreements or memoranda of or with any court, regulatory body, administrative agency, or other government body. Units will be offered by means of Subscription Agreements substantially in the form set forth as Exhibit D to the Prospectus (each a “Subscription Agreement”).

The parties agree that Units may be sold by the Agent or by other broker-dealers appointed by the Agent (each an “Additional Selling Agent”), provided that each such other broker-dealer executes an Additional Selling Agent Agreement in the form attached hereto as Exhibit A. The Selling Agent and each Additional Selling Agent will notify the Partnership of the identity of the registered representative of the Agent or Additional Selling Agent, as the case may be, credited with the sale of each Unit (such registered representative being referred to as the “Responsible Broker.” The Selling Agent and each Additional Selling Agent will agree diligently to make inquiries of each prospective purchaser of Units concerning the suitability of such an investment for such person and to retain in its records and make available to the Partnership for a period of a least six years, information establishing that an investment in Units is suitable for each purchaser of Units solicited by them.

SECTION 2. Compensation of the Selling Agent and Additional Selling Agents.

Subject to the provisions of the next paragraph, as compensation for the Agent’s services under this Agreement or an Additional Selling Agent’s services under an Additional Selling Agent Agreement, the Partnership will pay to the Agent a 2% selling commission in respect of each Unit sold by the Agent and will pay to the Additional Selling Agent a 1.50% selling commission and to the Agent a 0.50% selling commission in respect of each Unit sold by the Additional Selling Agent, in each case based on the gross offering proceeds of each Unit sold by the Agent or such Additional Selling Agent, as the case may be. Such compensation will be paid promptly following the applicable Closing for such Unit.

As additional compensation, the Partnership will pay the Agent or Additional Selling Agent, as the case may be, a trailing commission with respect to each Unit sold by the Agent or Additional Selling Agent, as the case may be, of up to 1% per year of the Net Asset Value of a Unit (the “Trailing Commission”). The Trailing Commission will be based on the Net Asset Value of a Unit as of the last day of each month, commencing the month such Unit was sold, subject to a limit of 7.99% of the gross offering proceeds of such Unit and not to exceed 10% of the gross offering proceeds of such Unit when aggregated with the 2% upfront subscription fee paid in respect of such Unit and the reimbursement of legal fees paid under section 6(v) hereof, pursuant to the limitation set forth in FINRA Rule 2310 (b)(4)(B).

The Trailing Commission, if any, will be paid within fifteen (15) days following the close of each month.

Once you or an Additional Selling Agent sell Units to a particular investor, you or such Additional Selling Agent will be entitled to selling commissions and Trailing Commissions on any Units subsequently purchased by that investor.

SECTION 3. Closing Dates, Release of Funds

(a) Monthly Closings in the Continuing Offering for Units will be held as of the last day of each month.

(b) Subject to its right to reject any subscription in its sole discretion in whole or in part at any time prior to acceptance, the General Partner, on behalf of the Partnership, will accept subscriptions for Units properly made and cause proper entry to be made in the Unit register to be maintained by the General Partner. No certificate evidencing Units will be issued to any subscriber; rather, Agent will deliver confirmations in its customary form to subscribers whose subscriptions have been accepted by the General Partner at each Closing.

(c) At each Closing, the delivery, receipt, and acceptance of subscriptions for Units will be subject to the terms and conditions set forth in this Agreement, including payment of the full subscription price for Units and delivery of a properly completed Subscription Agreement by each subscriber.

(d) Upon the satisfaction of such terms and conditions, the aggregate subscription price for Units will be paid and delivered to the Partnership at each Closing.

SECTION 4. Representations and Warranties

The Partnership and General Partner represent and warrant to the Agent as follows:

(a) The Registration Statement was filed with the Commission and with (i) the National Futures Association (“NFA”) under the Commodity Exchange Act (“CEA”) and the rules and regulations promulgated thereunder by the CFTC (“CFTC Rules”); and (ii) the Financial Industry Regulatory Authority, Inc. (“FINRA”) pursuant to its Rules. At the time the Registration Statement becomes effective and at all times thereafter, including each monthly Closing, the Registration Statement shall comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules and the Rules of the NFA. The Registration Statement and the Prospectus contain all statements and information required to be included therein by the CEA and the CFTC Rules. The Registration Statement, the Prospectus, and any Sales Information (as such terms are defined previously herein or in Section 8 hereof) authorized by the Partnership for use in connection with the Offering do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, if applicable, at such later time as any Prospectus was filed with the Commission, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, provided, however, that the representations and warranties in this Section 4(a) will not apply to statements in or omissions from such Registration Statement, Prospectus or any Sales Information made in reliance upon and in conformity with information furnished to the Partnership by the Agent expressly regarding the Agent for use in the Prospectus or Sales Information. The Sales Information will comply with the 1933 Act, the 1933 Act Regulations, the CEA, the CFTC Rules and the Rules of FINRA and the NFA.

(b) The Limited Partnership Agreement provides for the subscription for and sale of the Units; all action required to be taken by the General Partner and the Partnership as a condition to the sale of the Units to qualified subscribers therefore has been, or prior to each Closing will have been, taken; and, upon payment of the consideration therefor specified in each accepted Subscription Agreement, the Units will constitute valid limited partnership interests in the Partnership for which Units were subscribed.

(c) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Illinois with full power and authority to conduct its business as described in the Prospectus, and has been duly qualified to do business as a foreign limited partnership under the laws of, and is in good standing as such in, every jurisdiction where the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the business, operations or income of the Partnership (a “Material Adverse Effect”).

(d) The General Partner is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Illinois, and is qualified to do business and is in good standing as a foreign corporation under the laws of each other jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner’s ability to perform its obligations hereunder or under the Limited Partnership Agreement or as described in the Prospectus.

(e) Each of the Partnership and the General Partner has the requisite partnership and limited liability company power and authority, as applicable, under applicable law to conduct its business and perform its respective obligations, as applicable, under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party.

(f) The General Partner will have a net worth at each Closing sufficient in amount and satisfactory in form to meet the net worth requirements set forth in the Limited Partnership Agreement.

(g) The Partnership does not own, directly or indirectly, other than in the ordinary course of its business, equity securities or any equity interest in any business enterprises.

(h) McGladrey and Pullen, LLP, the firm which has issued its reports on certain financial statements included in the Registration Statement and the Prospectus, is an independent certified public accountant within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants and are independent accountants as required by applicable rules of the Commission.

(i) This Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party have each been duly and validly authorized, executed and delivered by the General Partner on behalf of the Partnership and the General Partner, as applicable, and each constitutes a valid and binding agreement of the Partnership and the General Partner, as applicable, enforceable against the Partnership and the General Partner, as applicable, in accordance with its terms except to the extent limited by bankruptcy, reorganization, insolvency, moratorium and other laws of general application relating to or affecting the enforcement of creditors’ rights and by general equitable principles and except as rights to indemnity hereunder may be limited by applicable securities laws. The Partnership has full power and lawful authority to issue and sell the Units to be sold by it hereunder on the terms and conditions set forth herein, all necessary limited partnership actions therefor have been duly and validly taken, and no consent, approval, authorization or other order of any governmental authority is required in connection with such authorization, execution and delivery or with the authorization, issue and sale of the Units, except such as may be required under the 1933 Act or state securities laws.

(j) The Units have been duly and validly authorized and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable. The Units are not subject to preemptive rights of any security holder of the Partnership.

(k) The consummation of the transactions herein contemplated and the fulfillment of the terms of this Agreement, and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party, to be performed by the Partnership and the General Partner, as applicable, will not conflict in any material respect with or result in a material breach of any of the terms or provisions of, or constitute a material default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Partnership or the General Partner pursuant to the terms of any indenture, mortgage, deed of trust, agreement for money borrowed or any other material agreement or instrument to which the Partnership or the General Partner is a party, or by which the Partnership or the General Partner may be bound, or to which any of the property or assets of the Partnership or the General Partner are subject, nor will such action result in any violation of the provisions of the articles of organization or operating agreement, certificate of limited partnership or partnership agreement, as applicable, of the Partnership or the General Partner, or any statute or any order, rule or regulation applicable to the Partnership or the General Partner of any court or any regulatory authority or other governmental body having jurisdiction over the Partnership or the General Partner, assuming satisfaction by the Agent of the terms of this Agreement and full compliance by the Agent and any other broker-dealers and their associated persons with all applicable statutes, orders, rules, or regulations in connection with the Offering.

(l) The financial statements of the Partnership and the General Partner, together with the related notes thereto, set forth in the Registration Statement and the Prospectus, fairly present the financial position and results of operations of the Partnership and the General Partner on the basis stated in the Registration Statement, at the respective dates and for the respective periods to which they apply. Such statements and related notes are accurate, complete and correct, comply as to form in all material respects with all applicable accounting requirements, including the 1933 Act Regulations, have been prepared in accordance with generally accepted accounting principles (“GAAP”), which were consistently applied throughout the periods involved, except as otherwise disclosed therein. Since the date of the statements of financial condition included in the Registration Statement, except as contemplated in the Prospectus, no events have occurred that have had a Material Adverse Effect. The summaries of such financial statements and other financial, statistical and pro forma information and related notes set forth in the Registration Statement and the Prospectus are (i) accurate and correct and fairly present the information purported to be shown thereby at the dates and for the periods indicated on a basis consistent with the audited financial statements of the Partnership and the General Partner and (ii) in compliance in all material respects with applicable rules of the Commission.

(m) Except as disclosed in the Registration Statement and Prospectus, there is not now pending or, to the knowledge of the General Partner, threatened, any action, suit or proceeding, before or by any court, governmental agency or body or self-regulatory organization to which the General Partner, any “principals” of the General Partner, as defined in CFTC Rule 3.1(a) (“General Partner Principals”) or the Partnership is a party, which might reasonably be expected to result in a Material Adverse Effect, nor is the General Partner aware of any facts which would form the basis for the assertion of any credible material claim against or liability of the Partnership, General Partner or General Partner Principals that are not disclosed in the Registration Statement and Prospectus, and neither the General Partner nor any General Partner Principal has received any notice of an investigation by the Commission, the CFTC, FINRA or the NFA regarding noncompliance by the General Partner, the General Partner Principals or the Partnership with the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the “1934 Act”), any other federal securities laws, rules or regulations, the CEA, the CFTC Rules, or the rules of FINRA or the NFA, which action, suit, proceeding, or investigation resulted or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or of the Partnership, or which could be material to an investor’s decision to invest in the Partnership.

(n) The General Partner and each General Partner Principal have all federal, state, and foreign governmental, regulatory, self-regulatory, and exchange approvals, licenses, registrations, and memberships, and have effected all filings with federal, state, and foreign governmental regulators, self-regulatory organizations, and exchanges required to conduct their business and to act as described in the Registration Statement and the Prospectus, or required to perform their obligations under this Agreement and all other agreements referred to in the Prospectus or the Registration Statement to which the Partnership or the General Partner is a party. The General Partner is registered as a commodity pool operator under the CEA and is a member in good standing of the NFA. The General Partner Principals identified in the Prospectus are all of the General Partner Principals.

(o) To the extent required under CFTC Rules and applicable CFTC staff no-action letters, the actual performance of all pools “operated” within the meaning of the CEA by the General Partner and of the General Partner Principals is disclosed in the Prospectus.

(p) The Partnership and the General Partner have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid, or are contesting in good faith, all taxes shown as due thereon; and the General Partner has no knowledge of any tax deficiency which has been or might be asserted against the Partnership or the General Partner, which would result in a Material Adverse Effect.

(q) All contracts and other documents of the Partnership or the General Partner which are, under the 1933 Act Regulations, required to be filed as exhibits to the Registration Statement have been so filed.

(r) The conduct of the businesses of the Partnership and the General Partner is in compliance in all respects with applicable federal, state, local and foreign laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect. The Partnership and the General Partner are in possession of all necessary licenses, permits, consents, certificates, orders, and other governmental authorizations currently required for the conduct of their respective businesses, except where failure to obtain such licenses, permits, consents, certificates, orders or other governmental authorizations would not have a Material Adverse Effect, and all such licenses, permits, consents, certificates, orders and other governmental authorizations are in full force and effect and neither the Partnership or the General Partner has received any notice of proceedings related to the revocation or modification thereof, and the Partnership and the General Partner are in all material respects complying therewith; the expiration of any such licenses, permits, consents, certificates, orders and other governmental authorizations would not materially affect their operations; and none of the activities or businesses of the Partnership or the General Partner is in violation of, or causes the Partnership or the General Partner to violate, any material law, rule, regulation or order of the United States, any state, county or locality, or any agency or body of the United States or of any state, county or locality.

(s) Neither the Partnership nor the General Partner is in violation, breach or default of or under the Partnership’s certificate of limited partnership or its limited partnership agreement, or any material bond, debenture, note or other evidence of indebtedness or any material contract, agency agreement, indenture, mortgage, loan agreement, lease, joint venture or other material agreement or instrument to which the Partnership is a party or by which it or any of its properties may be bound, or is in material violation of any federal, foreign, state or local law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, which violation would have a Material Adverse Effect.

(t) The Partnership and the General Partner will make and keep accurate books and records reflecting their respective assets and maintain internal accounting controls which provide reasonable assurance that (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the Partnership’s financial statements and to maintain accountability for the assets of the Partnership and the General Partner; (iii) access to the assets of the Partnership and the General Partner is permitted only in accordance with management’s authorization; and (iv) the reported accountability of the assets of the Partnership and the General Partner is compared with existing assets at reasonable intervals.

(u) The Partnership knows of no outstanding claims for finders, origination or underwriting fees with respect to the sale of the Units except as contemplated herein.

(v) All material transactions between the Partnership or the General Partner and the officers, directors, partners or shareholders who beneficially own more than 5% of any class of the Partnership’s voting securities required to be disclosed under the rules of the Commission, have been accurately disclosed in the Registration Statement and the Prospectus, and, except as noted therein, the terms of each such transaction are fair to the Partnership and no less favorable to the Partnership than the terms that could have been obtained from unrelated parties.

Any certificate signed by an officer of the General Partner and delivered to the Agent or its counsel that refers to this Agreement will be deemed to be a representation and warranty by the General Partner to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

SECTION 5. Covenants of the Partnership

The Partnership and General Partner hereby covenant with the Agent as follows:

(a) The Partnership will not, at any time before or after the Registration Statement is declared effective by the Commission file any amendment to such Registration Statement without so notifying the Agent and without providing the Agent a reasonable opportunity to review such amendment.

(b) The Partnership will immediately upon receipt of any information concerning the events listed below notify the Agent and promptly confirm the notice in writing:

(i) of the receipt of any comments from the Commission, or any other governmental entity having authority with respect to the transactions contemplated by this Agreement (other than those issued with respect to a Registration Statement or Amendment thereto prior to effectiveness thereof);

(ii) any requests by the Commission or any other governmental entity having authority for any amendment or supplement to the Registration Statement or for additional information (other than those issued with respect to a Registration Statement or Amendment thereto prior to effectiveness thereof);

(iii) of the issuance by the Commission or any other governmental entity having authority of any order or other action suspending the Offering or the use of the Registration Statement or the Prospectus;

(iv) the issuance by the Commission or any state authority having jurisdiction of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose; or

(v) of the occurrence of any event mentioned in paragraph (g) below.

The Partnership will make every reasonable effort to prevent the issuance by the Commission or any state authority having jurisdiction of any such order and, if any such order at any time is issued, to obtain the lifting thereof at the earliest possible time.

(c) The Partnership will give the Agent notice of its intention to file, and reasonable time to review prior to filing, any supplement to the Prospectus.

(d) The Partnership has delivered or will deliver to the Agent two complete conformed copies (including all exhibits) of the Registration Statement, as originally filed and each amendment thereto.

(e) The Partnership will furnish to the Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of such Prospectus (as amended or supplemented) as the Agent may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder. The Partnership authorizes the Agent to use the Prospectus (as amended or supplemented, if amended or supplemented) for any lawful manner in connection with the sale of the Units by the Agent.

(f) The Partnership will comply in all material respects with the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission promulgated under the 1934 Act (the “1934 Act Regulations”), and all other applicable laws (including state Blue Sky laws) to be complied with prior to, at, and subsequent to each Closing. During the periods prior to each Closing and when the Prospectus is required to be delivered, the Partnership will comply in all material respects, at its own expense, with all requirements imposed upon it by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, in each case as from time to time in force, in accordance with the provisions hereof and the Prospectus.

(g) If, at any time during the period when the Prospectus relating to the Units is required to be delivered, any event relating to or affecting the Partnership occurs, as a result of which it is necessary or appropriate, in the reasonable good faith opinion of the Agent’s counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, the Partnership will, at its expense, forthwith prepare, file with the Commission and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which will amend or supplement the Registration Statement or Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading. For the purpose of this Agreement, the Partnership will timely furnish to the Agent such information with respect to itself as the Agent may from time to time reasonably request.

(h) If required, the Partnership will take all necessary actions, in cooperation with you, to qualify or register the Units for offering and sale by the Partnership under the applicable securities or Blue Sky laws of each jurisdiction as you may reasonably designate, provided, however, that the Partnership will not be obligated to qualify to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Units has been qualified or registered as above provided, the Partnership will make and file such statements and reports in each fiscal period as are or may be required by the laws of such jurisdictions.

(i) The Partnership will use the net proceeds from the sale of the Units for the purposes and in the manner set forth in the Prospectus.

(j) Other than as permitted by the 1933 Act, the 1933 Act Regulations and the laws of any state in which the Units are qualified for sale, the Partnership will not distribute any Prospectus, offering circular or other offering material in connection with the offer and sale of Units.

(k) The Partnership will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Partnership’s fiscal quarter next following the effective date (as defined in such Rule 158) of the Registration Statement.

(l) Prior to each Closing, the Partnership will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, without limitation, all decisions, directives and orders of the NFA and the CFTC.

(m) The Partnership will not, prior to each Closing, incur any liability or obligation, direct or contingent, or enter into any material transactions, other than in the ordinary course of business, except as contemplated by the Prospectus.

(n) The representations and warranties made in this Agreement will be true and correct as of the date hereof and as of each Closing.

SECTION 6. Payment of Expenses

The Partnership agrees to pay or cause to be paid and reimburse the party making payment for all expenses incident to the performance of the obligations of the Partnership under this Agreement, including, without limitation, the following: (i) the fees and disbursements of the Partnership’s counsel, accountants and other advisors; (ii) the qualification of the Units under all applicable securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of a Blue Sky memorandum; (iii) the printing and delivery to the Agent in such quantities as the Agent reasonably request of copies of the Registration Statement and the Prospectus, as amended or supplemented and all other documents in connection with this Agreement; (iv) filing fees incurred in connection with the review of the Offering by the Commission and FINRA; and (v) the reasonable fees of counsel to the selling agents in connection with the review by FINRA of the terms of the sale of the Securities.

SECTION 7. Compliance with FINRA Rule 2310 and General Laws.

(a) The Agent will use its best efforts to find eligible persons to purchase the Units on the terms stated herein and in the Registration Statement and Prospectus. It is understood that the Agent has no commitment with regard to the sale of the Units other than to use its best efforts. In connection with the offer and sale of the Units, the Agent represents that it will comply fully with all applicable laws, and the rules and interpretations of FINRA, the SEC, the CFTC, state securities administrators and any other regulatory body. In particular, and not by way of limitation, the Agent represents and warrants that it is familiar with FINRA Rule 2310 and that it will comply fully with all the terms thereof in connection with the offering and sale of the Units. The Agent will not execute any sales of Units from a discretionary account over which it has control without prior written approval of the customer in whose name such discretionary account is maintained.

(b) The Agent agrees not to recommend the purchase of Units to any subscriber unless the Agent shall have reasonable grounds to believe, on the basis of information obtained from the subscriber concerning, among other things, the subscriber’s investment objectives, other investments, financial situation and needs, that (to the extent relevant for the purposes of FINRA Rule 2310 and giving due consideration to the fact that the Partnership is in no respects a “tax shelter”) the subscriber is or will be in a financial position appropriate to enable the subscriber to realize to a significant extent the benefits of the Partnership, including the tax benefits (if any) described in the Prospectus; the subscriber has a fair market net worth sufficient to sustain the risks inherent in participating in the Partnership including loss of investment and lack of liquidity; and the Units are otherwise a suitable investment for the subscriber. The Agent agrees to maintain such records as are required by FINRA and the state securities commissions for purposes of determining investor suitability. In connection with making the foregoing representations and warranties, the Agent further represents and warrants that it has, among other things, examined the following sections in the Prospectus and obtained such additional information from the General Partner regarding the information set forth thereunder as the Agent has deemed necessary or appropriate to determine whether the Prospectus adequately and accurately discloses all material facts relating to an investment in the Partnership and provides an adequate basis to subscribers for evaluating an investment in the Units:

“The Risks You Face”

“Potential Benefits of Investing in the Index Fund”

“The Rogers International Commodity Index®”

“Performance History of the Index Fund”

“Beeland Management; Administration”

“Use of Proceeds”

“Fees and Expenses of the Index Fund”

“Redemption of Units; Net Asset Value”

“Conflicts of Interest”

“The Limited Partnership Agreement”

“Federal Income Tax Aspects”

In connection with making the representations and warranties set forth in this paragraph, the Agent has not relied on inquiries made by or on behalf of any other parties.

The Agent agrees to inform all prospective purchasers of Units of all pertinent facts relating to the liquidity and marketability of the Units as set forth in the Prospectus.

(c) All payments for subscriptions will be made by subscriber check payable to “Rogers International Raw Materials Fund, L.P. Subscription Account” for deposit in the Partnership’s account maintained at UBS, Chicago, IL (or at such other bank or in such other account identified in the Prospectus, or a supplement thereto, or otherwise identified by the General Partner) and submitted to the Agent or, otherwise, by subscriber wire transfer to “Rogers International Raw Materials Fund LP Subscription Account” in accordance with the instructions in the Prospectus or otherwise provided by the Partnership. Payments by check delivered to the Agent to be transmitted to UBS (or to such other bank or account as described above) by Noon, Chicago time, on the business day (in the case of foreign dealers, as soon as practicable) following receipt thereof in accordance with the procedures set forth in the Prospectus and the Subscription Agreement.

(d) As an alternative to submitting subscription checks or direct wire, a subscriber may instead authorize the Agent to debit the subscriber’s customer securities account maintained with the Agent. Subscribers who do so must have their subscription payments in their accounts on the specified settlement date, of which subscribers will be notified by the Agent and which will occur not later than three (3) business days following notification by the General Partner to the Agent of the acceptance of a particular subscription and not later than the termination of the monthly offering period for the Units. On each settlement date, subscribers’ customer securities accounts will be debited by the Agent in the amount of their subscriptions. The amount of the subscription payments so debited will be transmitted by the Agent directly to UBS (or to such other bank or account as described in (c) above) in the form of an Agent check or wire transfer made payable to “Rogers International Raw Materials Fund, L.P. Subscription Account”

(e) The Agent is subject to regulation intended to prevent money laundering in its jurisdiction of residence (the “AML Regulations”).

(i) The Agent has in place policies and procedures which meet or exceed the requirements imposed by the AML Regulations. The Agent further confirms with respect to investors’ investments in Units that:

(A) the Agent is acting as nominee or intermediary for investors;

(B) the Agent has verified the identity of investors and, if not individuals, their beneficial owners;

(C) the subscription moneys paid to the Partnership have been paid from accounts of which investors are the beneficial owners, are not from a bank with no physical place of business (commonly referred to as a shell bank) and such subscription moneys are not from a country or territory named on the list of high-risk or non-cooperating countries or jurisdictions published by the Financial Action Task Force (“FATF”) (which is published on the FATF’s website at www.fatf-gafi.org); and

(D) to the best of the Agent’s knowledge and belief, after due inquiry, investors, and if not individuals, their beneficial owners, are not specifically designated national and blocked persons as identified on the list maintained by the Office of Foreign Assets Control (which may be found at www.treasury.gov/ofac).

(ii) The Agent further represents and warrants that if any of the above representations change subsequently or if the Agent becomes aware of any suspicious or illegal activity concerning investors’ investments in Units, the Agent will promptly notify the General Partner of such a change or activity, to the extent permitted by applicable law. The Agent acknowledges and agrees that the Partnership or its agents may “freeze the account” of any such investors, including, but not limited to, prohibiting additional commitments, declining any redemption requests and/or segregating the assets in the accounts, in compliance with governmental regulations.

(f) The Agent represents and warrants that it will comply with all applicable laws, regulations and FINRA/NASD rules, policy statements and interpretations in distributing the Units (including, without limitation, the restrictions on aggregate selling commissions set forth in FINRA Rule 2310).

The Agent and the General Partner may also make such other arrangements for the transmission of subscriptions as they may deem convenient and appropriate.

SECTION 8. Indemnification

(a) The General Partner agrees to indemnify and hold harmless the Agent and any Additional Selling Agent, its respective officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that any indemnified party may suffer or to which any indemnified party may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse any indemnified party upon written demand for any expenses (including fees and disbursements of counsel) incurred by such indemnified party in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement of a material fact contained in (a) the Registration Statement (or any amendment or supplement thereto), the Prospectus (or any amendment or supplement thereto), (b) any application or other instrument or document of the Partnership or based upon written information supplied by the Partnership or their representatives filed in any state or jurisdiction to register or qualify any or all of the Units under the securities laws thereof (collectively, the “Blue Sky Application”), or (c) any application or other document, advertisement, oral statement, or communication (“Sales Information”) prepared, made or executed by or, with its consent, on behalf of the Partnership, or based upon written or oral information furnished by, or with its consent, on behalf of the Partnership, in connection with or in contemplation of the transactions contemplated by this Agreement; or (ii) arise out of or are based upon the omission to state in any of the foregoing documents or information a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements in, or material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Partnership by the Agent regarding Uhlmann Price Securities expressly for use in the Prospectus. For the avoidance of doubt, each Additional Selling Agent who has executed an Additional Selling Agent Selling Agreement shall be a third-party beneficiary of this Section 8(a).

(b) The Agent agrees to indemnify and hold harmless the Partnership, its directors, officers, agents, servants and employees, and each person, if any, who controls the Partnership within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Partnership or any of them may suffer or to which the Partnership or any of them may become subject under applicable federal or state law or otherwise, and to promptly reimburse the Partnership and any such persons upon written demand for any expenses (including fees and disbursements of counsel) incurred by the Partnership or any of them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statements in, or material omission from, the Registration Statement (or any amendment or supplement thereto), Prospectus or Sales Information made in reliance upon and in conformity with information furnished to the Partnership by the Agent regarding Uhlmann Price Securities expressly for use in the Prospectus or any material breach of any representation or warranty of the Agent set forth herein or any material breach by an Additional Selling Agent of any representation or warranty of such Additional Selling Agent set forth in the Additional Selling Agent Selling Agreement with such Additional Selling Agent.

(c) Each indemnified party must give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder. No indemnification will be available to any party who fails to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the indemnifying party will not relieve it from any liability that it may have to an indemnified party under this Section 7. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, and such indemnified parties will not be liable for any fees and expenses of such counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In any action, proceeding or claim, the indemnified party will have the right to retain its own counsel, but the fees and disbursements of such counsel will be at its own expense unless (i) the parties to any such action, proceeding or claim include both the indemnifying party and the indemnified party and (ii) representation of both parties by the same counsel reasonably would be deemed inappropriate due to actual or potential conflicting interests between them. In no event will the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (other than any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

SECTION 9. Contribution

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the General Partner or the Agent, the General Partner or the Agent will contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the General Partner or the Agent from persons other than the other party thereto, who may also be liable for contribution) to the party entitled to indemnification in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement (not including expenses) bears to the gross proceeds received by the General Partner from the sale of the Units in the Offering and the General Partner will be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law, then each indemnifying party will contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the General Partner on the one hand and the Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damage or liabilities (or actions, proceedings or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the General Partner on the one hand and the Agent on the other will be deemed to be in the same proportion as the total gross proceeds from the Offering (before deducting expenses) received by the Partnership bears to the total fees (not including expenses) received by the Agent. The relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or other omission or alleged omission to state a material fact relates to information supplied by the Partnership on the one hand or the Agent on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The General Partner and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof referred to above in this Section 9 will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) will be entitled to contribution from any person who was not also found guilty of such fraudulent misrepresentation. The obligations of the General Partner and the Agent under this Section 9 and under Section 8 hereof will be in addition to any liability which the General Partner and the Agent may otherwise have. For purposes of this Section 9, each of the Agent’s officers and directors and each person, if any, who controls the Agent within the meaning of the 1933 Act and the 1934 Act will have the same rights to contribution as each officer and director of the General Partner and each person, if any, who controls the General Partner within the meaning of the 1933 Act and the 1934 Act, and each officer and director of the Agent or the General Partner, will have the same rights to contribution as the Agent or the General Partner, respectively. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, will notify such party from whom contribution may be sought. No person will be entitled to contribution hereunder who fails to give notice as provided in this Section 9 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but otherwise the omission so to notify the party from whom contribution is sought will not relieve it from any liability that it may have to a party seeking contribution under this Section 9.

SECTION 10. Termination

This Agreement, except for the provisions of Sections 2 (with respect to Units sold prior to termination hereof), 8, 9 and 11 hereof, which shall survive termination hereof, may be terminated at any time by either party hereto by five (5) business days prior written notice to the other party.

Termination of this Agreement shall be without liability of either party to the other party other than as provided in Section 8 hereof.

SECTION 11. Survival

The respective indemnities, agreements, representations, warranties and other statements of the Partnership, the General Partner and the Agent, as set forth in this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any of its officers or directors or any person controlling the Agent, the General Partner or the Partnership or any officer, director or person controlling the General Partner or the Partnership, and will survive termination of the Agreement and the receipt or delivery of any payment for the Units.

SECTION 12. Miscellaneous

Notices hereunder, except as otherwise provided herein, must be given in writing by hand or by first class mail (return receipt requested) (a) to the Agent at 141 W. Jackson Blvd., Suite 1340A, Chicago, Illinois 60604 (Attention: James Baer) with a copy (which will not constitute notice) to Levenfeld Pearlstein, LLC, Two North LaSalle St., Suite 1300, Chicago, Illinois 60606 (Attention: David Solomon) and (b) to the Partnership Beeland Management Company, L.L.C., 141 W. Jackson Blvd., Suite 1340A, Chicago, IL 60604 (Attention: Walter Thomas Price, III), with a copy (which will not constitute notice) to Sidley Austin, LLP, One South Dearborn, Chicago, Illinois 60603 (Attention: James B. Biery). Notice to the Partnership shall constitute notice to the General Partner.

This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof and no other person will have any right or obligations hereunder. The term “successor” does not include any purchaser of any of the Units.

This Agreement will be governed by and construed in accordance with the laws of the State of Illinois.

This Agreement may be signed in various counterparts which together will constitute one agreement.

If the foregoing correctly sets forth the arrangement among the Partnership and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance will constitute a binding agreement.

Very truly yours,

ROGERS INTERNATIONAL RAW MATERIALS FUND, L.P.

By: Beeland Management Company, L.L.C., Its general partner

By:
Name:
Title:

Beeland Management Company, L.L.C.

By:
Name:
Title:

Accepted as of the date first above written. UHLMANN PRICE SECURITIES, LLC

By:
Name:
Title:

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